CrossAmerica Partners LP Reports Third Quarter 2016 Results

-	Reported Third Quarter 2016 Operating Income and Net Income of $10.0 million and $3.0 million, respectively
-	Announced a quarterly distribution of $0.6075 per unit attributable to the third quarter of 2016, a 5.2% increase compared with the distribution attributable to the third quarter of 2015
-	Generated Third Quarter 2016 Adjusted EBITDA of $27.1 million and Distributable Cash Flow of $21.3 million, respectively
-	Reported Third Quarter 2016 Distribution Coverage Ratio of 1.06x

Allentown, PA November 7, 2016 – CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”), a leading wholesale fuels distributor and owner and lessor of real estate used in the retail distribution of motor fuels, today reported financial results for the third quarter ended September 30, 2016.
“Despite the comparison to a very strong fuel margin in the third quarter 2015, we generated solid cash flow this quarter thanks to our sustained focus on integration and expense control,” said Jeremy Bergeron, President of CrossAmerica. “With the recent State Oil acquisition, as well as various other initiatives, we continue to position the Partnership for further growth, while maintaining a strong balance sheet and coverage ratio.”
Three Months
Consolidated Results
Operating income was $10.0 million for the third quarter 2016 compared to $14.8 million achieved in the third quarter 2015. The decrease in operating income was due primarily to a decline in motor fuel gross profit in the wholesale and retail segments, as the volatility and decline in wholesale gasoline prices experienced in the third quarter 2015 did not repeat itself in the third quarter 2016, contracting Dealer-Tank-Wagon wholesale gross profits and retail gross profits. On an intra-segment basis, CrossAmerica also experienced an additional decline in retail gross profit as the Partnership continued to execute on its strategy of converting company-operated stores to dealer-operated sites, moving acquired assets out of the retail segment and into the wholesale segment. These retail segment reductions were largely offset by an increase in rental income in the wholesale segment and a reduction in operating and general and administrative expenses. EBITDA was $22.5 million for the three month period ended September 30, 2016, compared to $27.9 million for the same period in 2015. Adjusted EBITDA was $27.1 million for the third quarter 2016 compared to $31.0 million for the same period in 2015. The decreases in EBITDA and Adjusted EBITDA were driven primarily by the decline in operating income (Non-GAAP measures, including EBITDA and Adjusted EBITDA, are described and reconciled to the corresponding GAAP measures in the Supplemental Disclosure section of this release).
Wholesale Segment
During the third quarter 2016, CrossAmerica distributed, on a wholesale basis, 267.1 million gallons of motor fuel at an average wholesale gross profit of $0.053 per gallon, resulting in motor fuel gross profits of $14.2 million. For the three month period ended September 30, 2015, CrossAmerica distributed, on a wholesale basis, 284.1 million gallons of motor fuel at an average wholesale gross profit of $0.061 per gallon, resulting in motor fuel gross profits of $17.3 million. The decrease in motor fuel gross profit was primarily due to contraction of margin per gallon as a result of a steeper decline in wholesale fuel prices throughout the third quarter 2015 as compared to the third quarter 2016, which negatively impacted gross profits on the Dealer-Tank-Wagon priced contracts. The prices paid to the Partnership's motor fuel suppliers for wholesale motor fuel (which affects the cost of sales) are highly correlated to the price of crude oil. The daily spot price of West Texas Intermediate crude oil decreased approximately 20% during the third quarter of 2015 compared to approximately 3% during the third quarter 2016. Further, West Texas Intermediate crude oil prices were 4% lower during the third quarter 2016 as compared to the same period for 2015, negatively impacting the payment terms discount component of the Partnership's margins on rack-based contracts. There was also a decline in motor fuel gallons sold as a result of the Partnership’s termination of low margin wholesale fuel supply contracts and other assets acquired in the PMI acquisition, partially offset by the impact of the acquired franchised Holiday stores.
CrossAmerica’s gross profit from its Other revenues for the wholesale segment, which primarily consist of rental income, was $14.3 million for the third quarter of 2016 compared to $12.6 million for the same period in 2015. The increase in rental income was primarily associated with acquisitions completed in 2015 and the continued conversion of company-operated stores to lessee dealer sites.
Operating expenses for the wholesale segment decreased $0.6 million from $6.1 million to $5.5 million, primarily as a result of the divestiture of the terminals acquired in the PMI acquisition.
Adjusted EBITDA for the wholesale segment was $27.0 million for the third quarter of 2016 compared to $28.0 million for the same period in 2015. As discussed above, the slight decrease was primarily driven by a decline in motor fuel gross profit, partially offset by an increase in rental income and a reduction in operating expenses (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Retail Segment
For the third quarter 2016, the Partnership sold 39.2 million gallons of motor fuel at an average retail motor fuel gross profit of $0.050 per gallon, net of commissions and credit card fees, resulting in motor fuel gross profits of $1.9 million. For the same period in 2015, CrossAmerica sold 61.6 million gallons in its retail segment at an average gross profit of $0.120 per gallon, net of commissions and credit card fees, resulting in motor fuel gross profit of $7.4 million. The decrease in motor fuel gross profit was primarily attributable to a 37% decrease in retail fuel volumes due to the conversion of company-operated stores to dealer-operated sites as well as a contraction of motor fuel gross profits per gallon due to a steeper decline in wholesale motor fuel prices throughout the third quarter 2015 as compared to the third quarter 2016. As noted above, the daily spot price of West Texas Intermediate crude oil decreased approximately 20% during the third quarter of 2015 compared to approximately 3% during the third quarter of 2016.
During the quarter, the Partnership generated $7.6 million in gross profit from merchandise and services versus $12.6 million for the same period in 2015. Operating expenses for the retail segment decreased $5.6 million from $14.3 million for the third quarter 2015 to $8.7 million for the third quarter 2016. Adjusted EBITDA for the retail segment was $2.0 million for the third quarter of 2016 compared to $7.3 million for the same period in 2015. The decreases in merchandise and services gross profit, operating expenses and Adjusted EBITDA were also primarily due to the dealerization strategy of converting company-operated stores to dealer-operated sites, partially offset by the acquired franchised Holiday stores (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Distributable Cash Flow and Distribution Coverage Ratio
Distributable Cash Flow was $21.3 million for the three month period ended September 30, 2016 compared to $25.1 million for the same period in 2015. The decrease in Distributable Cash Flow was due primarily to a decline in earnings driven by a decline in motor fuel gross profit in the wholesale segment as discussed above and a decline in gross profit in the Retail segment as discussed above. This was partially offset by an increase in rental income and a reduction in overall operating and general and administrative expenses. The decrease in general and administrative expenses resulted primarily from the integration efforts of prior year acquisitions. The Distribution Coverage Ratio was 1.06 times for the three months ended September 30, 2016 (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Nine Months
Operating income was $25.3 million for the nine months ended September 30, 2016 compared to $18.1 million achieved in the same period of 2015. The increase in operating income was due primarily to an increase in the gross profit at the Partnership’s wholesale segment primarily driven by an increase in rental income due to converting company-operated stores to dealer-operated sites, income from the Partnership’s equity interest in CST Fuel Supply due to an additional 12.5% interest acquired in July 2015 and a reduction in overall operating expenses. The Partnership’s retail segment gross profit declined as a result of the conversion of company-operated stores to dealer-operated sites as well as a contraction of motor fuel gross profit per gallon due to a steeper decline in wholesale motor fuel prices throughout the nine months of 2015 as compared to the same period in 2016. Operating expenses in the retail segment declined as a result of the dealerization strategy of converting company-operated stores to dealer-operated sites. EBITDA was $63.8 million for the nine month period ended September 30, 2016, up 18% over the $53.9 million for the same period in 2015. Adjusted EBITDA was $76.4 million for the nine month period ended September 30, 2016 compared to $65.6 million for the same period in 2015, representing an increase of 17%. The increases in EBITDA and Adjusted EBITDA were driven primarily by the increase in operating income (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Acquisition of State Oil Assets
On September 27, 2016, CrossAmerica closed on the previously announced purchase of certain assets of State Oil Company, consisting of 57 controlled sites (56 fee sites and 1 leased site) being operated as 55 Lessee Dealer accounts and 2 Non-Fuel tenant locations, as well as 25 Independent Dealer accounts and certain other assets.

All of the approximately $41.8 million of cash consideration for this acquisition, including working capital, was financed under the Partnership’s credit facility. The Partnership expects the acquisition to be immediately accretive to distributable cash flow to limited partners.
Liquidity and Capital Resources
As of November 4, 2016, after taking into consideration debt covenant constraints, approximately $53.0 million was available for future borrowings under the Partnership's revolving credit facility. In connection with future acquisitions, the revolving credit facility requires, among other things, that CrossAmerica have, after giving effect to such acquisition, at least, in the aggregate, $20 million of borrowing availability under the revolving credit facility and unrestricted cash on the balance sheet on the date of such acquisition.
Distributions
On October 24, 2016, the Board of the Directors of CrossAmerica’s General Partner declared a quarterly distribution of $0.6075 per limited partner unit attributable to the third quarter of 2016. As previously announced, the distribution will be paid on November 15, 2016 to all unitholders of record as of November 4, 2016.  The amount and timing of any future distributions is subject to the discretion of the Board of Directors of CrossAmerica’s General Partner. Based on current expectations, CrossAmerica anticipates growing per unit distributions in 2016 by 5%-7% over 2015 levels while targeting the long-term goal of maintaining an annual coverage ratio of at least 1.1x (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Conference Call
The Partnership will host a conference call on November 8, 2016 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss 2016 third quarter earnings results. The conference call numbers are 888-517-2513 or 847-619-6533 and the passcode for both is 5854572#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). A slide presentation for the conference call will also be available on the investor section of the Partnership’s website. To listen to the audio webcast, go to http://www.crossamericapartners.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854572#. An archive of the webcast will be available on the investor section of the CrossAmerica website at www.crossamericapartners.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating revenues(a)	$487,950	$627,802	$1,368,334	$1,758,395
Cost of sales(b)	448,812	576,833	1,251,491	1,628,528
Gross profit	39,138	50,969	116,843	129,867

Income from CST Fuel Supply equity	4,022	4,198	12,318	6,473
Operating expenses:
Operating expenses	14,224	20,370	45,754	57,781
General and administrative expenses	6,142	8,443	18,068	26,503
Depreciation, amortization and accretion expense	13,432	13,431	40,594	36,344
Total operating expenses	33,798	42,244	104,416	120,628
Gain on sales of assets, net	631	1,907	525	2,359
Operating income	9,993	14,830	25,270	18,071
Other income, net	(59)	87	375	336
Interest expense	(5,634)	(4,867)	(16,403)	(13,888)
Income before income taxes	4,300	10,050	9,242	4,519
Income tax expense (benefit)	1,308	(134)	851	(2,722)
Consolidated net income	2,992	10,184	8,391	7,241
Less: Net income attributable to noncontrolling interests	3	21	9	14
Net income attributable to CrossAmerica limited partners	2,989	10,163	8,382	7,227
Distributions to CST as holder of the incentive distribution rights	(877)	(428)	(2,456)	(793)
Net income available to CrossAmerica limited partners	$2,112	$9,735	$5,926	$6,434
Net income (loss) per CrossAmerica limited partner unit:
Basic earnings per common unit	$0.06	$0.29	$0.18	$0.23
Diluted earnings per common unit	$0.06	$0.29	$0.18	$0.23
Basic and diluted earnings per subordinated unit	$—	$0.29	$0.18	$0.23
Weighted-average CrossAmerica limited partner units:
Basic common units	33,366,380	25,518,876	31,714,462	20,043,565

Diluted common units	33,391,096	25,568,795	31,766,802	20,137,338
Basic and diluted subordinated units	—	7,525,000	1,537,956	7,525,000
Total diluted common and subordinated units	33,391,096	33,093,795	33,304,758	27,662,338

Distribution paid per common and subordinated units	$0.6025	$0.5625	$1.7925	$1.6525
Distribution declared (with respect to each respective period) per common and subordinated units	$0.6075	$0.5775	$1.8075	$1.6875
Supplemental information:
(a) Includes excise taxes of:	$19,698	$28,224	$59,902	$75,448
(a) Includes revenues from fuel sales to related parties of:	$99,891	$126,932	$280,330	$365,072
(a) Includes income from rentals of:	$19,752	$17,801	$59,634	$46,829
(b) Includes expenses from fuel sales to related parties of:	$96,384	$123,264	$270,149	$354,735
(b) Includes expenses from rentals of:	$5,103	$4,387	$14,870	$12,317

Segment Results
Wholesale
The following table highlights the results of operations and certain operating metrics of the Wholesale segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit:
Motor fuel–third party	$8,157	$8,757	$21,283	$22,426
Motor fuel–intersegment and related party	6,086	8,558	19,004	22,618
Motor fuel gross profit	14,243	17,315	40,287	45,044
Rent and other(a)	14,263	12,621	43,162	32,599
Total gross profit	28,506	29,936	83,449	77,643

Income from CST Fuel Supply equity(b)	4,022	4,198	12,318	6,473
Operating expenses(a)	(5,498)	(6,117)	(18,796)	(20,815)
Adjusted EBITDA(c)	$27,030	$28,017	$76,971	$63,301

Motor fuel distribution sites (end of period):(d)
Motor fuel–third party
Independent dealers(e)	404	374	404	374
Lessee dealers(f)	420	283	420	283
Total motor fuel distribution–third party sites	824	657	824	657

Motor fuel–intersegment and related party
Affiliated dealers (related party)(g)	179	196	179	196
CST (related party)	43	43	43	43
Commission agents (Retail segment)	67	71	67	71
Company-operated retail convenience stores (Retail segment)(h)	75	121	75	121
Total motor fuel distribution–intersegment and related party sites	364	431	364	431

Motor fuel distribution sites (average during the period):
Motor fuel-third party distribution	749	626	724	616
Motor fuel-intersegment and related party distribution	366	468	387	444

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Total volume of gallons distributed (in thousands)	267,121	284,089	769,194	795,027

Motor fuel gallons distributed per site per day:(i)
Motor fuel–third party
Total weighted average motor fuel distributed–third party	2,270	2,467	2,225	2,448
Independent dealers	2,415	2,748	2,395	2,772
Lessee dealers	2,119	2,033	2,034	1,889

Motor fuel–intersegment and related party
Total weighted average motor fuel distributed– intersegment and related party	3,074	3,086	2,902	2,942
Affiliated dealers (related party)	2,592	2,670	2,501	2,531
CST (related party)	5,201	5,244	5,078	5,085
Commission agents (Retail segment)	3,108	2,969	3,015	2,897
Company-operated retail convenience stores (Retail segment)	2,992	3,070	2,614	2,900

Wholesale margin per gallon–total system	$0.053	$0.061	$0.052	$0.057
Wholesale margin per gallon–third party(j)	$0.050	$0.058	$0.046	$0.051
Wholesale margin per gallon–intersegment and related party	$0.059	$0.064	$0.062	$0.064

(a)
Prior to 2016, CrossAmerica netted lease executory costs such as real estate taxes, maintenance, and utilities that were paid and re-billed to customers on the Partnership's statement of operations. During the first quarter of 2016, CrossAmerica began accounting for such amounts as rent income and operating expenses and reflected this change in presentation retrospectively. This change resulted in a $2.9 million and $7.9 million increase in rent and other income and operating expenses for the three and nine months ended September 30, 2015.

(b)	Represents income from the Partnership's equity interest in CST Fuel Supply.

(c)	Please see the reconciliation of the segment’s Adjusted EBITDA to consolidated net income under the heading “Results of Operations—Non-GAAP Financial Measures."

(d)	In addition, as of September 30, 2016 and 2015, CrossAmerica distributed motor fuel to 14 sub-wholesalers who distribute to additional sites.

(e)
The increase in the independent dealer site count was primarily attributable to 21 independent dealer contracts assigned to CrossAmerica by CST and 25 wholesale fuel supply contracts acquired in the State Oil acquisition, partially offset by 16 terminated motor fuel supply contracts that were not renewed.

(f)
The increase in the lessee dealer site count was primarily attributable to converting 79 company-operated convenience stores in the Retail segment to the lessee dealer customer group in the Wholesale segment between September 30, 2015 and September 30, 2016 and the 52 sites acquired in the September 2016 State Oil acquisition.

(g)	The decrease in the affiliated dealers site count was primarily due to sites converted to a third party lessee dealer customer group or severed from an affiliated lease.

(h)
The decrease in the company-operated retail site count was primarily attributable to 79 company-operated convenience stores being converted to dealer sites between September 30, 2015 and September 30, 2016, partially offset by the 31 sites acquired in the March 2016 Holiday acquisition.

(i)	Does not include the motor fuel gallons distributed to sub-wholesalers.

(j)	Includes the wholesale gross margin for motor fuel distributed to sub-wholesalers.

Retail
The following table highlights the results of operations and certain operating metrics of the Retail segment (thousands of dollars, except for the number of convenience stores and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit:
Motor fuel	$1,948	$7,377	$6,838	$16,723
Merchandise and services	7,614	12,575	23,362	32,434
Other	1,057	937	3,049	3,085
Total gross profit	10,619	20,889	33,249	52,242
Operating expenses	(8,726)	(14,253)	(26,958)	(36,966)
Acquisition-related costs	142	—	142	—
Inventory fair value adjustments(a)	—	650	91	1,356
Adjusted EBITDA(b)	$2,035	$7,286	$6,524	$16,632
Retail sites (end of period):
Commission agents	67	71	67	71
Company-operated convenience stores(c)	78	121	78	121
Total system sites at the end of the period	145	192	145	192
Total system operating statistics:
Average retail sites during the period(c)	142	229	155	209
Motor fuel sales (gallons per site per day)	3,002	2,925	2,828	2,899
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.050	$0.120	$0.057	$0.101
Commission agents statistics:
Average retail sites during the period	66	72	66	72
Motor fuel sales (gallons per site per day)	3,056	2,941	2,991	2,892
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.014	$0.019	$0.016	$0.026
Company-operated convenience store retail site statistics:
Average fueling sites during the period(c)	76	157	89	137
Motor fuel sales (gallons per site per day)	2,955	2,917	2,707	2,900
Motor fuel gross profit per gallon, net of credit card fees	$0.082	$0.166	$0.090	$0.141
Merchandise and services sales (per site per day)(d)	$4,337	$3,622	$3,816	$3,352
Merchandise and services gross profit percentage, net of credit card fees	24.2%	24.4%	24.5%	26.4%

(a) The inventory fair value adjustments represent the write-offs of the step-up in value ascribed to inventory acquired in the One Stop acquisition for the three months ended September 30, 2015 and in the Holiday acquisition for the nine months ended September 30, 2016 and in the Erickson and One Stop acquisitions for the nine months ended September 30, 2015.

(b)	Please see the reconciliation of CrossAmerica’s segment Adjusted EBITDA to consolidated net income under the heading “Supplemental Disclosure Regarding Non-GAAP Financial Measures.”

(c)
The decrease in retail sites relates to the conversion of 79 company-operated sites to lessee dealer since September 30, 2015, partially offset by the 34 Holiday sites acquired since September 30, 2015.

(d)	Includes the results from car wash sales and commissions from lottery, money orders, air/water/vacuum services and ATM fees.

Supplemental Disclosure Regarding Non-GAAP Financial Measures
CrossAmerica uses non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to CrossAmerica limited partners before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit.
EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of CrossAmerica’s financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess the Partnership’s financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of CrossAmerica’s business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of the Partnership’s retail convenience store activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to CrossAmerica’s unit-holders.
The Partnership believes the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in CrossAmerica’s industry, the Partnership’s definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

Three Months Ended	Nine Months Ended
September 30,	September 30,
2016	2015	2016	2015
Net income available to CrossAmerica limited partners	$2,112	9,735	$5,926	6,434
Interest expense	5,634	4,867	16,403	13,888
Income tax expense (benefit)	1,308	(134)	851	(2,722)
Depreciation, amortization and accretion	13,432	13,431	40,594	36,344
EBITDA	$22,486	$27,899	$63,774	$53,944
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement(a)	3,572	3,065	10,197	9,257
Gain on sales of assets, net	(631)	(1,907)	(525)	(2,359)
Acquisition related costs(b)	1,659	1,256	2,882	3,408
Inventory fair value adjustments	—	650	91	1,356
Adjusted EBITDA	$27,086	$30,963	$76,419	$65,606
Cash interest expense	(5,306)	(4,689)	(15,355)	(12,604)
Sustaining capital expenditures(c)	(209)	(208)	(538)	(1,035)
Current income tax expense	(317)	(946)	(782)	(2,433)
Distributable Cash Flow	$21,254	$25,120	$59,744	$49,534

Weighted average diluted common and subordinated units	33,391	33,094	33,305	27,662

Distributions paid per limited partner unit(d)	$0.6025	$0.5625	$1.7925	$1.6525
Distribution coverage ratio(e)	1.06	x	1.35	x	1.00	x	1.08	x

(a)
As approved by the independent conflicts committee of the Board of Directors of the General Partner and the executive committee of CST and its board of directors, CrossAmerica and CST mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partnership units.

(b)	Relates to certain discrete acquisition related costs, such as legal and other professional fees, severance expenses and purchase accounting adjustments associated with recently acquired businesses.

(c)
Under the First Amended and Restated Partnership Agreement of CrossAmerica, as amended, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica’s sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d)
The board of directors of CrossAmerica’s General Partner approved a quarterly distribution of $0.6075 per unit attributable to the third quarter of 2016. The distribution is payable on November 15, 2016 to all unitholders of record on November 4, 2016.

(e)
The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit.

The following table reconciles segment Adjusted EBITDA to consolidated Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Adjusted EBITDA - Wholesale segment	$27,030	$28,017	$76,971	$63,301
Adjusted EBITDA - Retail segment	2,035	7,286	6,524	16,632
Adjusted EBITDA - Total segment	$29,065	$35,303	$83,495	$79,933

Reconciling items:
Elimination of intersegment profit in ending inventory balance	13	144	145	(18)
General and administrative expenses	(6,142)	(8,443)	(18,068)	(26,503)
Other income, net	(59)	87	375	336
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement	3,572	3,065	10,197	9,257
Working capital adjustment	335	—	335	—
Acquisition related costs	1,182	1,256	2,405	3,408
Net (income) loss attributable to noncontrolling interests	(3)	(21)	(9)	(14)
Distributions to incentive distribution right holders	(877)	(428)	(2,456)	(793)
Consolidated Adjusted EBITDA	$27,086	$30,963	$76,419	$65,606
About CrossAmerica Partners LP
CrossAmerica Partners is a leading wholesale distributor of motor fuels and owner and lessor of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America.  Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to approximately 1,190 locations and owns or leases more than 880 sites. With a geographic footprint covering 29 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica Partners ranks as one of ExxonMobil's largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Contacts

Investors:	Karen Yeakel, Executive Director – Investor Relations, 610-625-8005
Randy Palmer, Executive Director – Investor Relations, 210-692-2160
Safe Harbor Statement
Statements contained in this release that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Form 10-K or Forms 10-Q filed with the Securities and Exchange Commission, and available on the CrossAmerica’s website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.
Note to Non-United States Investors: This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of CrossAmerica Partners LP’s distributions to non-U.S.

investors as attributable to income that is effectively connected with a United States trade or business. Accordingly, CrossAmerica Partners LP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.